UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

GRIFFON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6620	11-1893410
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

100 Jericho Quadrangle Jericho, New York	11753
(Address of Principal Executive Offices)	(Zip Code)

(516) 938-5544
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2008, Telephonics Corporation (the “Borrower”), a wholly-owned subsidiary of Griffon Corporation (the “Company”), entered into a credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (the “Lenders”), pursuant to which the Lenders agreed to provide the Borrower with a five-year revolving credit facility of $100,000,000. Commitments under the Credit Agreement may be increased by up to an additional $50,000,000 under certain circumstances. Borrowings under the Credit Agreement bear interest at rates based upon LIBOR or the prime rate and are collateralized by the stock and assets of the Borrower and the stock of the Borrower’s subsidiaries pursuant to a Guarantee and Collateral Agreement made by Gritel Holding Co., Inc., a newly-formed subsidiary of the Company, and the Borrower in favor of the Lenders (the “Guarantee and Collateral Agreement”). The Credit Agreement contains certain restrictive and financial covenants. Upon the occurrence of certain events of default specified in the Credit Agreement, amounts due under the Credit Agreement may be declared immediately due and payable.

Proceeds of a $50,000,000 draw under this facility, together with internal Griffon cash, were used to repay $62,500,000 of outstanding debt under the Company’s Amended and Restated Credit Agreement (the “Prior Credit Agreement”), dated as of December 20, 2006, as amended, among the Company, the Borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, at which time the Prior Credit Agreement was terminated.

The descriptions of the Credit Agreement and the Guarantee and Collateral Agreement contained herein do not purport to be complete. For more information, reference is made to the Credit Agreement and the Guarantee and Collateral Agreement attached hereto as Exhibits 10.1 and10.2, respectively, which are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Exhibits.

(d)	Exhibits.

10.1	Credit Agreement, dated as of March 31, 2008, among Telephonics Corporation, Gritel Holding Co., Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Guarantee and Collateral Agreement, dated as of March 31, 2008, made by Gritel Holding Co., Inc. and Telephonics Corporation in favor of JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFON CORPORATION

By:	/s/ Patrick L. Alesia
Patrick L. Alesia
Chief Financial Officer

Date: April 4, 2008

Exhibit Index

10.1	Credit Agreement, dated as of March 31, 2008, among Telephonics Corporation, Gritel Holding Co., Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Guarantee and Collateral Agreement, dated as of March 31, 2008, made by Gritel Holding Co., Inc. and Telephonics Corporation in favor of JPMorgan Chase Bank, N.A.